UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________________________________________
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 3, 2020
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COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
 ________________________________________________________

Delaware	1-06732		95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

445 South Street	Morristown	New Jersey	7960
(Address of principal executive offices)			(Zip Code)
(862) 345-5000
(Registrant’s telephone number, including area code)
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 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	CVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)On April 3, 2020, the Board of Directors of Covanta Holding Corporation (the "Company") appointed Joseph J. Schantz II, 37, as the Company’s Vice-President and Chief Accounting Officer, effective April 3, 2020. Mr. Schantz had been Covanta’s Senior Director, Assistant Corporate Controller since February 2019. Mr. Schantz has served in other positions within the Company’s accounting and finance function since July, 2017, including Director, Technical Accounting and External Reporting and Director, Technical Accounting. Prior to joining Covanta, Mr. Schantz was a director, SEC/IPO services, in a transaction and advisory firm, Pine Hill Group (now CFGI), from August 2016 until July 2017 in Philadelphia, Pennsylvania. Prior to this position, Mr. Schantz held roles in technical accounting at Air Products and Chemicals, Inc., from October 2012 until August 2016, based in Allentown, Pennsylvania, and he was an auditor with Deloitte from September 2005 until October 2012. Mr. Schantz graduated summa cum laude with a Bachelor of Science degree in Accounting from Liberty University in Lynchburg, VA and is a Certified Public Accountant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 3, 2020

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary